Exhibit 99.1

Boston Scientific Closes Acquisition of Axonics, Inc.

MARLBOROUGH, Mass., November 15, 2024 – Boston Scientific Corporation (NYSE: BSX) today announced the close of its acquisition of Axonics, Inc. (Nasdaq: AXNX), a medical technology company focused on the development and commercialization of differentiated devices to treat urinary and bowel dysfunction.

“Over the last decade, it has been impressive to see the meaningful innovations Axonics has delivered for patients with overactive bladder and incontinence,” said Meghan Scanlon, senior vice president and president, Urology, Boston Scientific. “By closing this acquisition, we’re pleased to welcome the Axonics team into Boston Scientific. The addition of the Axonics product portfolio enables us to expand into sacral neuromodulation, a high-growth adjacency for our Urology business, while bringing a comprehensive portfolio of products to patients around the world who are seeking tailored treatment options based on their life stage and incontinence severity.”

The purchase price of $71 cash per share represents an equity value of $3.7 billion and an enterprise value of $3.3 billion.1 The transaction is expected to be immaterial to adjusted earnings per share in 2024 and 2025 and accretive thereafter. On a GAAP basis, the transaction is expected to be less accretive, or more dilutive, due to amortization expense and acquisition-related charges.

Additional information about this transaction is available on the Events and Presentations section of the Boston Scientific investor relations website.

About Boston Scientific

Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the financial and business impact of the transaction and anticipated benefits of the transaction, our business plans and strategy, and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; demographic trends; the closing and integration of acquisitions, including our ability to achieve the anticipated benefits of the transaction and successfully integrate Axonics’ operations; business disruptions (including disruptions in relationships with employees, customers and suppliers) following the announcement and/or closing of the transaction; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACTS

Media:    Investors:
Nate Gilbraith     Jon Monson
701-212-9589 (office)    508-683-5450 (office)
Media Relations    Investor Relations
Boston Scientific Corporation    Boston Scientific Corporation
nate.gilbraith@bsci.com     BSXInvestorRelations@bsci.com

1Equity value based on total fully diluted share count of approximately 51.7 million shares including management incentives; Enterprise value is equal to Equity value minus net cash and short-term investments of approximately $0.4 billion as of September 30, 2024.